UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 27, 2015

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement.

On January 27, 2015, Peak Resorts, Inc., (the “Company”) entered into the Amendment to Master Credit and Security Agreement (the “Amendment”) together with Mount Snow, Ltd., Sycamore Lake, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., Deltrecs, Inc. and JFBB Ski Areas, Inc. (collectively, “Borrowers”), and  EPT Ski Properties, Inc. and EPT Mount Snow, Inc. (collectively, “Lender”).

The Amendment, effective as of December 1, 2014, changes the method of calculating the consolidated fixed charge coverage ratio as originally defined in the Master Credit and Security Agreement by and among the Borrowers and Lender, dated as of December 1, 2014 (the “Agreement”), the terms of which are disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2014.  All other terms of the Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, filed herewith as Exhibit 10.1 and incorporated herein by reference.

 Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 27, 2015, the Borrowers and Lender entered into the Amendment.  The terms of the Amendment are described in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment to Master Credit and Security Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2015

PEAK RESORTS, INC. (Registrant)

By:	/s/ Stephen J. Mueller
Name:	Stephen J. Mueller
Title:	Chief Financial Officer

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